Exhibit 99.2
[DOMA LETTERHEAD]

June 29, 2022

Mr. Max Simkoff
c/o Doma Holdings, Inc.
101 Mission Street, Suite 740
San Francisco, CA 94105

Dear Mr. Simkoff:

In connection with the terms and conditions of the equity grant (the “2022 Award”) that is being offered to you by Doma Holdings, Inc. (the “Company”) and notwithstanding any terms to the contrary included in your employment agreement dated May 1, 2021 between you and the Company (your “Employment Agreement”), you acknowledge and agree to the following, which shall be deemed to be an amendment to your Employment Agreement:

1. Your Target Bonus will be 100% for fiscal year 2022 and for future years.

2. The 2022 Award is intended to provide equity compensation to you for fiscal year 2022, fiscal year 2023, fiscal year 2024 and fiscal year 2025. You agree that you will not be eligible to receive any additional equity compensation awards, other than the 2022 Award, until at the earliest the first quarter of calendar year 2026.

3. Your execution of this letter agreement and the terms contained herein will not constitute “Good Reason” under the terms of your Employment Agreement.

Except as specifically amended herein, all other terms and conditions in the Employment Agreement shall remain in full force and effect. If you are in agreement with the foregoing, please sign a copy of this letter in the space provided below. Capitalized terms used and not defined herein, shall have the meaning described in the Employment Agreement.

Very truly yours,

DOMA HOLDINGS, INC.

By:     /s/ Eric Watson
    Name:     Eric Watson
    Title:     General Counsel
ACCEPTED AND AGREED:
MAX SIMKOFF
/s/ Max Simkoff